Exhibit 1

Joint Filing Agreement

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows that such information is inaccurate.

Date: April 18, 2024

NOVARTIS BIDCO AG

By:	/s/ Daniel Weiss	/s/ Christian Rehm
	Name: Daniel Weiss	Name: Christian Rehm
	Title: As Authorized Signatory	Title: As Authorized Signatory

NOVARTIS PHARMA AG

By:	/s/ Lukas Foertsch	/s/ Luca Hammel
	Name: Lukas Foertsch	Name: Luca Hammel
	Title: As Authorized Signatory	Title: As Authorized Signatory

NOVARTIS AG

By:	/s/ David Quartner	/s/ Lukas Gilgen
	Name: David Quartner	Name: Lukas Gilgen
	Title: As Attorney	Title: As Attorney